EXHIBIT 10.6

                                 PROMISSORY NOTE



$4,300,000                                                   NOVEMBER 4, 1999

          FOR VALUE RECEIVED, the undersigned, SQL Acquisition LLC, a Delaware limited liability company ("Borrower"), promises to pay ASA International Ltd., a Delaware corporation ("Payee"), or order, the principal amount of Four Million Three Hundred Thousand Dollars ($4,300,000), plus interest thereon at a fixed rate equal to 6.18% per annum. Interest shall in all cases be calculated on the basis of actual days elapsed and a 365 day year.

          All outstanding principal and any accrued but unpaid interest hereunder shall be due and payable on the earlier of (a) November 3, 2000 or (b) the date specified by written notice from Borrower to Payee (in either event, the "Maturity Date"). The Borrower shall, upon execution of this Note, prepay interest in the amount of Two Hundred Sixty Six Thousand Dollars ($266,000), representing interest for the period from November 4, 1999 through November 3, 2000 (the "Prepaid Interest").

          This Note is the Note referred to in Section 2.2.2 of the Asset Acquisition and Exchange Agreement of even date herewith (the "Exchange Agreement") by and among Borrower, Payee, Fidelity National 1031 Exchange Services, Inc., and Pacific American Property Exchange Corporation ("Pacific").

          This Note is secured by a pledge of certain intellectual property of Borrower pursuant to a Security Agreement between Borrower and Payee of even date herewith (the "Security Agreement").

          Any payments, including any prepayments, received by Payee on account of this Note prior to demand or acceleration shall be applied first, to any costs, expenses or charges then owed Payee by Borrower in respect of this Note, second, to accrued and unpaid interest, and third, to the unpaid principal balance. No Prepaid Interest shall be refundable in the event this Note is prepaid prior to November 3, 2000. Any payments received after demand or acceleration shall be applied in such manner as Payee may, in its sole discretion, determine.

          Payee, at its option, may declare the entire unpaid balance of this Note and all accrued and unpaid interest thereon to be immediately due and payable without demand, notice or protest (which are hereby waived) upon the failure of Borrower to pay principal or interest of this Note within ten (10) days of the due date.

          No delay or omission by Payee in exercising or enforcing any of Payee's powers, rights, privileges or remedies hereunder shall operate as a waiver thereof on that occasion or on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

          Borrower will pay on demand all reasonable costs and expenses of collection, including reasonable attorneys' fees incurred or paid by Payee in enforcing this Note on default.

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          This Note shall be binding upon Borrower and each endorser and guarantor hereof and upon their respective successors, and shall inure to the benefit of Payee and its successors, endorsees and assigns. This Note may not be amended except by an instrument in writing signed by Borrower and Payee.

          This Note shall not be prepaid or assigned by Borrower without the prior written consent of Payee.

          This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

          Notwithstanding anything to the contrary in Note, this is a non-recourse obligation with respect to Pacific. Payee's sole source for repayment or performance of the obligations contained in the Note is Borrower and the collateral which is the subject of the Security Agreement. Neither Pacific nor its directors, officers or assigns shall have personal liability for the repayment of any amounts evidenced by the Note or for the performance or observance of any covenant, indemnification, or condition contained herein. No personal deficiency judgment shall be sought or entered against Pacific as a result of any default under this Note.

          Any dispute between the parties arising out of or related to this Agreement shall be settled in accordance with the provisions of the Exchange Agreement.

          IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of the date first written above.

                                          SQL ACQUISITION LLC


                                          By: /S/ E. JILL MOZER
                                              ---------------------------
                                          Title: PRESIDENT
                                                -------------------------